Exhibit 10.128

FIRST AMENDMENT TO SUBLEASE AGREEMENT

THIS FIRST AMENDMENT TO SUBLEASE AGREEMENT (the “Amendment”) is made and entered into as of the 10th day of September, 2015, (the “Execution Date”) but effective upon the Effective Date (as hereinafter defined), by and between ADK GEORGIA, LLC, a Georgia limited liability company (“Sublessor”) and LC SNF, LLC, a Florida limited liability company (“Sublessee”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain lease dated August 1, 2010, as amended (the “Master Lease”), Sublessor leased from William F. Foster (“Landlord”) the premises described in the master Lease;

WHEREAS, Sublessor and Sublessee have entered into that certain Sublease Agreement dated October 31, 2014 for that certain skilled nursing facility located at 245 Highway 19, Lumber City, Georgia 31549 (the “Sublease”); and

WHEREAS, Sublessor and Sublessee desire to amend the Sublease as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants and benefits flowing between the parties, Sublessor and Sublessee, intending to be legally bound, do hereby covenant and agree as follows:

1.Capitalized Terms. Unless otherwise defined herein, all capitalized words and phrases used herein shall have the same meanings ascribed to them in the Sublease.

2.Effective Date. This Amendment shall become effective upon Landlord’s written approval (such date is referred to herein as the “Effective Date”).

3.Term. Section 2 of the Sublease is hereby deleted in its entirety and the following substituted in lieu thereof:

2.    Term. A “Lease Year” is the twelve (12) month period commencing on November 1 and each anniversary thereof during the Term. The “Term” commenced on November 1, 2014 and ends on August 31, 2027, unless sooner terminated as provided herein. This Sublease is subject to the Master Lease and all of the terms, covenants and conditions in the Master Lease are applicable to this Sublease with the same force and effect as if Sublessor were the lessor under the Master Lease and Sublessee were the lessee thereunder.

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4.Rent. Section 3 of the Sublease is hereby deleted in its entirety and the following is inserted in lieu thereof:

3.    Rent. During the Term, Tenant shall pay in advance to Landlord on or before the first day of each month the following amounts as Rent:
3.1    First Lease Year. Commencing with the Rent due on November 1, 2014, Rent shall be equal to Seventy Thousand Hundred and 00/100 Dollars ($70,000.00) per month through October 31, 2015 (the first “Lease Year”).

3.2    Subsequent Lease Years. Commencing on November 1, 2015 and continuing during the Lease Years two (2) through five (5), Rent shall increase each Lease Year by two percent (2%) over Rent paid during the immediately preceding Lease Year. Commencing with the sixth (6th) Lease Year and during each subsequent Lease Year through the end of the Term, Rent shall increase each Lease Year by two and one-half percent (2.5%) over Rent paid during the immediately preceding Lease Year.

5.Security Deposit. Section 7 of the Sublease is hereby deleted in its entirety and the following is inserted in lieu thereof:

7.    Security Deposit. Sublessee has deposited with Sublessor and shall maintain during the Term the sum of Seventy Thousand and 00/100 Dollars ($70,000.00) as a security deposit (the “Security Deposit”) against the faithful performance by (i) Sublessee of its obligations under this Sublease and (ii) any affiliate of Sublessee under any lease or sublease with Sublessor or any affiliate of Sublessor.

6.Default. Section 14 of the Sublease is hereby deleted in its entirety and the following is subtracted in lieu thereof:

(a)    The following shall be deemed to be events of default by Sublessee: (i) Sublessee shall fail to pay when due any installment of Base Rent or any other charge or assessment against Sublessee pursuant to the terms of this Sublease and such failure shall continue for a period of five (10) days after Sublessor’s notice to Sublessee thereof; (ii) Sublessee shall fail to comply in every respect with any term, provision, covenant, or warranty made under this Sublease by Sublessee and shall not cure such failure within thirty (30) days after notice thereof to Sublessee; provided that if any such failure is not curable by its nature within such thirty-day period, then Sublessee shall have such additional time as necessary to cure the same; (iii) Sublessee shall fail to comply in any respect with any term, provision, covenant or warranty under the Master Lease; (iv) Sublessee shall do, or permit to be done anything which creates a lien upon the Premises which lien is not removed by payment or bond within twenty (20) days after Sublessee receives notice thereof or (v) a material default by Sublessee or any affiliate of Sublessee under any other lease, sublease, agreement or obligation between it and Sublessor or any of Sublessor’s affiliates which is not cured within any applicable cured period specified therein.

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(b)    Upon the occurrence of an aforesaid events of default, Sublessor shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever: (i) terminate this Sublease, in which event Sublessee shall immediately surrender the Premises to Sublessor, and if Sublessee fails to do so, Sublessor may without prejudice to any other remedy which it may have for possession or arrearage in Base Rent, enter upon and take possession of the Premises and expel or remove Sublessee and any other person who may be occupying the Premises or any part thereof, by force, if necessary, as permitted by Georgia law without being liable for prosecution or any claim of damages therefor; Sublessee hereby agreeing to pay to Sublessor on demand the amount of all Base Rent and other charges accrued through the date of termination; (ii) enter upon and take possession of the Premises and expel or remove Sublessee and any other person who may be occupying the Premises or any part thereof, by force, if necessary, as permitted by Georgia law, without being liable for prosecution or any claim of damages thereof and, if Sublessor so elects, relet the Premises on such terms as Sublessor may deem advisable, in its sole discretion, without advertisement, and by private negotiations provided that if Sublessor succeeds in re-letting the Premises and receives the rent therefor, Sublessee hereby agrees to pay to Sublessor the deficiency, if any, between all Rent reserved hereunder and the total rental applicable to the Term hereof obtained by Sublessor through such re-letting, and Sublessee shall be liable for Sublessor's expenses in restoring the Premises and all costs incident to such re-letting; (iii) enter upon the Premises by force if necessary as permitted by Georgia law, without being liable for prosecution or any claim of damages therefor, and do whatever Sublessee is obligated to do under the terms of this Sublease; and Sublessee agrees to reimburse Sublessor on demand for any expenses including, without limitation, reasonable attorney's fees which Sublessor may incur in thus effecting compliance with Sublessee's obligations under this Sublease and Sublessee further agrees that Sublessor shall not be liable for any damages resulting to Sublessee from such action.

(c)    Notwithstanding any provision hereof, in the event (i) Sublessee defaults under this Sublease and/or the Master Lease or (ii) the entering into of this Sublease results in Lessor giving notice of default under the Master Lease, Sublessor shall have the right to terminate this Sublease immediately.

(d)    The remedies provided for herein are cumulative and in addition to any other remedy provided by law or at equity. No action taken by or on behalf of Sublessor shall be construed to be an acceptance of a surrender of this Sublease. Forbearance by Sublessor to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

7.Agreement in Effect. Except as herein specifically provided, all other terms and provisions of the Sublease shall remain in full force and effect, and are hereby ratified and reaffirmed by the parties.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

SUBLESSOR:

ADK GEORGIA, LLC,
a Georgia limited liability company

By:    /s/ William McBride
Name:    William McBride
Title:    Manager

SUBLESSEE:

LC SNF, LLC,
a Florida limited liability company

By:    /s/ Bruce Wertheim
Name:    Bruce Wertheim
Title:    Manager

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